UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2011

Serena Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Seaport Boulevard Redwood City, California	94063-5587
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 481-3400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective as of February 2, 2011, Carl Theobald, Senior Vice President, Products and Worldwide Customer Service, of Serena Software, Inc. (“Serena”), resigned as an officer and employee of Serena.

(e) In connection with the termination of Mr. Theobald’s employment with Serena, Serena and Mr. Theobald entered into a separation agreement providing for the payment of severance and the provision of certain benefits to Mr. Theobald in exchange for a general release of claims against Serena and its affiliates and an agreement to comply with certain restrictive covenants. The separation agreement provides for severance benefits consisting of (i) the continuation of twenty percent (20%) of Mr. Theobald’s base salary for a period of 6 months following the termination of his employment, payable in equal installments over such period in accordance with Serena’s customary payroll practices; (ii) COBRA continuation of Mr. Theobald’s existing health coverage for a period of 6 months following the month in which the termination of his employment occured, at no cost to Mr. Theobald; (iii) payment of a portion of Mr. Theobald’s annual incentive bonus to the extent earned but not yet paid under Serena’s FY 2011 Executive Annual Incentive Plan, calculated and paid in accordance with the terms of the plan; and (iv) the amendment of certain stock options previously granted to Mr. Theobald under Serena’s Amended and Restated 1997 Stock Option and Incentive Plan for purposes of extending the post-employment exercise period to three years and allowing for the payment of the aggregate exercise price through the net exercise of the stock options. The separation agreement also provides for the payment of restrictive covenant payments that are conditioned upon Mr. Theobald’s compliance with no-hire and non-competition coevants. The restrictive covenant payments consist of the continuation of eighty percent (80%) of Mr. Theobald’s base salary for a period of 6 months following the termination of his employment, payable in equal installments over such period in accordance with Serena’s customary payroll practices. Mr. Theobald executed a general release of all claims in favor of the Serena and its affiliates and agreed to comply with certain restrictive covenants, including confidentiality and non-disparagement covenants of unlimited duration, and no-hire and non-competition covenants limited to the duration of the restrictive covenant payments. Mr. Theobald also agreed to the cancellation of his vested stock options under the Amended and Restated 2006 Stock Incentive Plan as of the termination of his employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward Malysz
Name: Edward F. Malysz
Title: Senior Vice President, General Counsel

Date: February 4, 2011